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                                  EXHIBIT 11.1
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                                     -------------------------------
                                                                                         1996                1995
                                                                                     ------------        -----------
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PRIMARY EARNINGS PER SHARE
 Net income attributable to common stock                                             $ 18,938,289        $ 6,055,975
                                                                                     ============        ===========

 Weighted average number of common shares outstanding                                  26,740,931         25,026,099
                                                                                     ============        ===========

Primary earnings per share                                                           $       0.71        $      0.24
                                                                                     ============        ===========

ADDITIONAL PRIMARY COMPUTATION
 Net income attributable to common stock                                             $ 18,938,289        $ 6,055,975
                                                                                     ============        ===========
Shares:
 Weighted average number of common shares outstanding                                  26,740,931         25,026,099
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             2,385,555          1,515,820
                                                                                     ------------        -----------

Primary weighted average number of common shares outstanding
    as adjusted                                                                        29,126,486         26,541,919
                                                                                     ============        ===========

Primary earnings per share                                                           $       0.65        $      0.23
                                                                                     ============        ===========

ASSUMING FULL DILUTION
 Net income attributable to common stock                                             $ 18,938,289        $ 6,055,975
                                                                                     ============        ===========
Shares:
 Weighted average number of common shares outstanding                                  26,740,931         25,026,099
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             3,172,444          1,675,329
                                                                                     ------------        -----------

 Weighted average number of common shares outstanding as
     adjusted                                                                          29,913,375         26,701,428
                                                                                     ============        ===========

Earnings per common share assuming full dilution                                     $       0.63        $      0.23
                                                                                     ============        ===========

ADDITIONAL FULLY DILUTED COMPUTATION
Additional adjustment to net income as adjusted per fully diluted computation above:
 Net income attributable to common stock                                             $ 18,938,289        $ 6,055,975
 Add after tax interest expense attributable to convertible notes                         (70,880)           272,100
 Add after tax interest expense attributable to convertible
     debentures                                                                           103,574            339,600
                                                                                     ------------        -----------
      Net income as adjusted                                                         $ 18,970,983        $ 6,667,675
                                                                                     ============        ===========

Additional adjustment to weighted average number of shares outstanding:
 Weighted average number of common shares outstanding                                  26,740,931         25,026,099
 Add shares assuming conversion of convertible debentures                                 265,676            572,549
 Add shares assuming conversion of convertible notes                                       27,277            386,650
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                             3,172,444          1,675,329
                                                                                     ------------        -----------

 Weighted average number of common shares outstanding as
     adjusted                                                                          30,206,328         27,660,627
                                                                                     ============        ===========

Earnings per common share assuming full dilution (a)                                 $       0.63        $      0.24
                                                                                     ============        ===========
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(a) This calculation is submitted in accordance with Regulation S-K Item 601
    (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the nine months ended
    September 30, 1995.